UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

Tengjun Biotechnology Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169397	27-3042462
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District, Jinxiang County, Jining City, Shandong Province, China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0537-8711599

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Tengjun Biotechnology Corp. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed with the SEC on September 5, 2023 to update the disclosures.

As previously disclosed in the 8-K filed on September 5, 2023, on August 10, 2023, Tengjun Biotechnology Corp. (the “Company”) announced that its Board of Directors (the “Board”) concluded that the Company’s previously issued financial statements, contained within its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, should no longer be relied upon due to accounting methodology errors in such financial statements and that the Board deems it advisable and in the best interests of the Company to restate the financial statements by amending its annual report on Form 10-K for the fiscal year ended December 31, 2022 as soon as reasonably practicable.

Due to the provision of incorrect accounting information by the Company, the Company’s independent registered public accounting firm discovered discrepancies and inconsistencies in the data provided by the Company when reviewing the Company’s second quarter financial statements. On August 5, 2023, the Company’s independent registered public accounting firm notified the Company that action should be taken to prevent future reliance on the Company’s previously issued financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The errors included mistakes in accounting policies, accounting estimates, and other discrepancies, all of which had a significant impact. The auditor has requested that the Company retrospectively restate the financial statements and make corrections. Additionally, in the past, the Company’s accounting system was a manual process. However, as the Company expanded its operations and its transactions grew more intricate, the Company chose to transition to an automated accounting system akin to Oracle. During this shift, we identified certain discrepancies.

The Company’s management has discussed the matters disclosed pursuant to this Item 4.02 with the Company’s independent registered public accounting firm.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2023, the Board resolved to appoint Ms. Caihong Qu as a member of the Board and the interim Chief Executive Officer and Chief Financial Officer of the Company, until the next annual meeting of the Corporation’s shareholders, and until her successor is elected and qualified or until her prior disqualification.

Ms. Qu, aged 48, graduated from Heilongjiang Agricultural Reclamation Teachers College in the PRC and is the legal representative of Jinxiang County Kanglong Water Purification Equipment Co., Ltd. since 2015. Ms. Qu is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Qu and any other persons pursuant to which she was appointed as Director, CEO and CFO of the Company. Ms. Qu is the late wife of Mr. Xianchang Ma, our previous Director, CEO and CFO, who passed away on August 3, 2023.

Item 9.01 Exhibits

99.1	Letter dated September 20, 2023 from PWN LLP
104	Inline XBRL

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrants ability to complete the restatement and correction of the accounting errors described in this Current Report on Form 8-K, the Registrant’s industry, and the Registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 21, 2023

Tengjun Biotechnology Corp.

By:	/s/ Huaping Lu
Name:	Huaping Lu
Title:	Director

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